Exhibit 10.3

FORM OF
NONQUALIFIED STOCK OPTION AGREEMENT
NON-EMPLOYEE DIRECTOR

This AGREEMENT (the “Agreement”) is made as of _____ __, 200__ (the “Date of Grant”) by and between GEORGIA GULF CORPORATION, a Delaware corporation (the “Company”), and ________________________ (“Optionee”).

1.     Grant of Stock Option.   Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2002 Equity and Performance Incentive Plan (the “Plan”), the Company hereby grants to the Optionee as of the Date of Grant a stock option (the “Option”) to purchase ______ shares of the Company’s Common Stock (the “Optioned Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to this Option shall be $______ per share subject to adjustment as hereinafter provided (the “Option Price”). The Option is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto.

2.     Term of Option.   The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire ten (10) years from the Date of Grant.

3.     Right to Exercise.   Subject to expiration or earlier termination, 100% of the Option shall become exercisable on the first anniversary of the Date of Grant. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to him upon the exercise of all or part of this Option.

4.     Transferability.   The Option granted hereby shall be transferable by an Option, without payment of consideration therefor by the transferee, to any one or more members of the Optionee’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Optionee’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediately Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Optionee.

5.     Notice of Exercise; Payment.

(a)    To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. Payment equal to the aggregate Option Price of the Optioned Shares being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of Optioned Shares which are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price not later than the date on which the sale transaction will settle in the ordinary course of business.

(b)   The Optionee may also tender the Option Price by (i) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by the Optionee for more than six months prior to the date of exercise, or (ii) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares.

(c)    Within ten (10) days after notice, the Company shall direct the due issuance of the Optioned Shares so purchased.

(d)   Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Market Value per Share as defined in the Plan.

(e)    As a further condition precedent to the exercise of this Option, the Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of Common Stock and in connection therewith shall execute any documents which the Compensation Committee shall in its sole discretion deem necessary or advisable. The date of such notice shall be the exercise date.

6.    Termination of Agreement.   The Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

(a)    One (1) year after the Optionee’s death (if the Optionee dies while serving on the Board);

(b)   One (1) year after the date of the Optionee’s permanent and total disability that is confirmed by a licensed physician’s statement if the Optionee becomes permanently and totally disabled while serving on the Board;

(c)    60 days after the Optionee’s termination from service on the Board, for any reason other than as described in this Section 6 hereof; or

(d)   Ten (10) years from the Date of Grant.

In the event that the Optionee’s termination from service on the Board for cause (as determined by the Board), the Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement.

This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable, pursuant to Sections 3 and 7 hereof, on the date of termination from service on the Board. For the purposes of this Agreement, the continuous service of the Optionee with the Company shall not be deemed to have been interrupted if an Optionee subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board.

7.     Acceleration of Option.   Notwithstanding Section 3, but subject to earlier termination, the Option granted hereby shall become immediately exercisable in full in the event of a Change of Control.

8.     Compliance with Law.   The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

9.     Adjustments.   The Committee may make or provide for such adjustments in the number of Optioned Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby, as the Compensation Committee may determine is equitably required to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Compensation Committee may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option.

10.   Amendments.   Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.

11.   Severability.   In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

12.   Relation to Plan.   This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this option or its exercise.

13.   Successors and Assigns.   The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

14.   Governing Law.   The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof.

15.   Notices.   Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Joel I. Beerman, Vice President - General Counsel and Secretary, and any notice to the Optionee shall be addressed to said Optionee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other    party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

GEORGIA GULF CORPORATION

By:
Vice President

Optionee